Exhibit 16.1

December 5, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Arête Industries, Inc.'s statements included under Item 4.01 of its Form 8-K filed on December 4, 2017 and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP
Hein & Associates LLP